Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm and the use of our reports effective December 31, 2008; December 31, 2007; and December 31, 2006, in the Double Eagle Petroleum Co. Form S-4 Registration Statement for the year ended December 31, 2008, to be filed with the U.S. Securities and Exchange Commission on or about June 25, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. Lance Binder, P.E.
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
June 24, 2009